Exhibit 99.1

Contact: Jonathan Lloyd Jones Vice President & CFO Columbia Laboratories, Inc. (617) 639-1500	Seth Lewis Senior Vice President The Trout Group LLC (646) 378-2952

Columbia Laboratories Acquires Molecular Profiles Ltd., a U.K.-Based

Provider of Pharmaceutical Formulation Development and Manufacturing Services

Transaction Expected to Further Increase Earnings and Cash Flow through Diversified Revenue Stream

Management to Hold Conference Call Today at 8:30 EDT /1:30 BST;

Presentation Available at WWW.COLUMBIALABS.COM

BOSTON, MA and Nottingham, England — September 12, 2013 — Columbia Laboratories Inc. (NasdaqCM: CBRX) [“Columbia”, the “Company”] has acquired Molecular Profiles Ltd. [“Molecular Profiles”], a privately-held, cash-flow positive, U.K.-based pharmaceutical development services company, for total consideration of approximately $25.0 million comprising $16.7 million in cash and 1,051,323 shares of Columbia common stock, representing ten to eleven times Molecular Profiles’ projected EBITDA1 for its fiscal year ending July 31, 2014. The newly-issued shares are subject to a twelve-month lock-up period. Excluding transaction costs, the acquisition is expected to be immediately accretive. Additionally, Columbia expects to realize a double-digit impact to its EBITDA1 and operational synergies of up to $400,000 annually.

This acquisition was unanimously approved by the Boards of Directors of both companies and received the approval of Molecular Profiles’ shareholders. No further approvals are anticipated to be required. In addition, Molecular Profiles’ CEO and co-founder, Dr. Nikin Patel, will join Columbia’s Board of Directors.

“This transaction represents an exciting step in Columbia’s ongoing transformation, and has numerous strategic advantages,” said Frank Condella, Columbia’s President and CEO. “Consistent with our stated strategy, we are deploying our capital to acquire a growing, cash-flow positive, and profitable company with a large customer base that strengthens and significantly diversifies Columbia’s revenue stream. We look forward to its continued growth as Molecular Profiles further penetrates the growing pharmaceutical outsourcing market for formulation development and manufacturing services.”

“We are very pleased to join forces with Columbia Laboratories,” said Dr. Patel. “We expect our current business will continue to grow, and we anticipate improving service to our many customers as part of a larger, well-capitalized, Nasdaq-listed company. Our senior technical staff’s breadth of industrial and CRO experience spanning formulation, manufacturing, analytical and materials science should enable Columbia to realize significant efficiencies in its management of the CRINONE manufacturing process. And, with Columbia’s headquarters in Boston, we look forward to being able to serve our U.S. customers much more effectively and have greater access to the U.S. market.”

“We are broadening our technical expertise with a management team that is well-recognized in the field of pharmaceutical development and analytical services. This dovetails with Columbia’s historical expertise with drug development, and should enable us to enhance our level of technical service to our commercial

4 Liberty Square • Fourth Floor • Boston, MA 02109

TEL: (617) 639-1500 • FAX: (617) 482-0618 • http://www.columbialabs.com partners. By transitioning CRINONE quality management and technical support to Molecular Profiles, within close proximity of our CRINONE manufacturing sites and supply chain management in Europe, we anticipate significant improvements in efficiencies and greater responsiveness to Merck Serono, our largest customer for CRINONE,” concluded Mr. Condella.

On an unaudited basis, Molecular Profiles’ recorded approximately $9 million in revenues for its fiscal year ended July 31, 2013. The company maintained a CAGR of 15% and 14% for revenue and EBITDA, respectively, over the trailing four fiscal years2.

Frank Condella and Nikin Patel will host a conference call with webcast slide presentation to discuss the Molecular Profiles acquisition as follows:

Date:	Thursday, September 12, 2013
Time:	8:30 am EDT / 1:30 pm BST
Dial-in numbers:	(877) 303-9483 (U.S. & Canada) or (760) 666-3584 (international)
Conference ID:	57332852
Live webcast and slide presentation:	www.columbialabs.com, under ‘Investor,’ or click here

A PDF of this presentation is also available on the homepage of Columbia’s website, www.columbialabs.com, under Current Events.

A replay of the conference call and webcast will be available shortly after its completion. The replay will be available by telephone through Thursday, September 19, 2013, at (855) 859-2056 (U.S. & Canada) or (404) 537-3406 using conference ID 57332852, and as a webcast for six months on Columbia’s website, www.columbialabs.com, in the ‘Investor’ section under ‘Events’.

About Molecular Profiles Ltd.

Based in Nottingham, England, Molecular Profiles provides pharmaceutical development, clinical trial manufacturing, advanced analysis and consulting services for the pharmaceutical industry worldwide. Molecular Profiles prides itself on its innovative problem-to-solution approach, which is renowned for resolving some of the toughest issues in pharmaceutical and biopharmaceutical drug substance and formulation optimisation. Molecular Profiles’ consulting services business has provided detailed investigation services for over 50% of the world’s biggest blockbuster drugs. Of the company’s 50-plus employees, over 25% have advanced scientific degrees. For more information, please visit www.molprofiles.co.uk.

About Columbia Laboratories

Columbia Laboratories, Inc. is a profitable company with a rich heritage in drug development. The Company’s revenue streams include sales and royalty revenues from CRINONE® 8% (progesterone gel), which is marketed by Actavis, Inc. in the United States and by Merck Serono S.A. in over 60 foreign countries, and revenues from its wholly-owned subsidiary Molecular Profiles Ltd., a U.K.-based provider of pharmaceutical formulation development and manufacturing services. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “intends,” “anticipates,” “potential,” “should,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially

4 Liberty Square • Fourth Floor • Boston, MA 02109

TEL: (617) 639-1500 • FAX: (617) 482-0618 • http://www.columbialabs.com from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ from the forward-looking statements include, but are not limited to, the following: the successful transfer of quality management and technical support for CRINONE manufacturing activities to Molecular Profiles; Molecular Profiles’ ongoing ability to retain current and attract new customers; Columbia’s ability to realize the expected level of savings from operational synergies related to the acquisiton of Molecular Profiles; the effect of converting Molecular Profiles’ financial statements from U.K. to U.S. GAAP; Actavis’ and Merck Serono’s success in marketing CRINONE for use in infertility in their respective markets; difficulties or delays in manufacturing; the availability and pricing of third-party sourced products and materials; successful compliance with FDA, MHRA and other governmental regulations applicable to manufacturing facilities, products and/or businesses; changes in laws and regulations; the ability to obtain and enforce patents and other intellectual property rights; the impact of competitive products and pricing; the cost of evaluating potential strategic transactions; the strength of the United States dollar relative to international currencies, particularly the British pound and euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2012. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.

CRINONE® is a registered trademark of Actavis, Inc. in the U.S. and of Merck Serono S.A. outside the U.S. Molecular Profiles™ is a registered trademark of Molecular Profiles Ltd.

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[1]	EBITDA, defined as earnings before interest, tax, depreciation and amortisation, is a non-GAAP indicator of a company’s financial performance.
[2]	Based on Molecular Profiles’ financial statements reported under U.K. GAAP, as audited by Grant Thornton U.K. LLP, for fiscal years ended July 31, 2010-2012, and unaudited financial statements for its fiscal year ended July 31, 2013.

4 Liberty Square • Fourth Floor • Boston, MA 02109

TEL: (617) 639-1500 • FAX: (617) 482-0618 • http://www.columbialabs.com